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                           INTERCOMPANY SERVICE AGREEMENT

     This Intercompany Service Agreement ("Agreement") is entered into as of this _____ day of _______________, 1998 ("Effective Date"), by and among Blue Cross & Blue Shield United of Wisconsin, a service insurance corporation organized pursuant to Ch. 613, Wisconsin Statutes ("BCBSUW"), United Wisconsin Services, Inc., an insurance holding company organized pursuant to Ch. 180, Wisconsin Statutes ("UWS"), and United Wisconsin Insurance Company, a stock insurance corporation organized pursuant to Ch. 611, Wisconsin Statutes ("UWIC").

                                     RECITALS

     WHEREAS, BCBSUW, UWS and UWIC are affiliated corporations, with UWIC being a wholly owned subsidiary of UWS;

     WHEREAS, there is an existing service agreement between BCBSUW and UWS, and this Agreement is intended to further specify the services, costs, and allocation methods contemplated by that service agreement;

     WHEREAS, BCBSUW and UWS provide to each other business resources and services that are necessary for the continued operation of BCBSUW's and UWS's business, and UWIC provides both BCBSUW and UWS with officer services;

     WHEREAS, by entering into this Agreement, the parties hereto wish to establish clearly (i) an officer leasing arrangement; (ii) the services and resources that BCBSUW and UWS will continue to provide to each other and the compensation and cost allocations therefor; and (iii) the respective rights and responsibilities of the parties.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises, and of the mutual covenants hereinafter contained, the parties hereto agree as follows:

     1.   LEASE OF OFFICERS

          a.   DEFINITION.

               i. "Leased Officers" are those UWS employees that perform services as officers of BCBSUW, those BCBSUW employees that perform services as officers of UWS, and those UWIC employees that perform services as officers of BCBSUW and/or UWS.
               (Leased Officers may also be referred to herein as "Officers").

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          b.   LEASE OF OFFICERS.

                 i. OBLIGATION TO PROVIDE OFFICERS. BCBSUW and UWS shall provide to each other, and UWIC shall provide to BCBSUW and/or UWS, to the extent requested by BCBSUW and/or UWS and with the consent of the respective company's Board of Directors (the "Board"), the entire requirement of Leased Officers as shall be necessary or appropriate for the conduct of BCBSUW's and UWS's business.

                ii. INDEPENDENT HIRING. Notwithstanding Section i. OBLIGATION TO PROVIDE OFFICERS. BCBSUW and UWS shall provide to each other, and UWIC shall provide to BCBSUW and/or UWS, to the extent requested by BCBSUW and/or UWS and with the consent of the respective company's Board of Directors (the "Board"), the entire requirement of Leased Officers, the Boards shall have the right to obtain and hire directly any or all Officers from any other sources and on any terms to perform such duties, on behalf of BCBSUW or UWS, as the case may be, as the Boards may consider appropriate from time to time. Should the Boards hire officers from other sources, it will not hire any individual who was a BCBSUW, UWS, or UWIC employee leased under this Agreement within three (3) months preceding such hiring, without the written consent of the other party(ies) to this Agreement.

               iii. HUMAN RESOURCES DEPARTMENT. UWS's Human Resources Department ("Human Resources") shall be responsible for the implementation, management, and operation of BCBSUW's, UWS's, and UWIC's leasing obligations under this Agreement.

          c. EMPLOYMENT RELATIONSHIPS. BCBSUW, UWS, and UWIC shall be, and shall have all the privileges, rights, and responsibilities of, common law employers of all BCBSUW, UWS, and UWIC employees, respectively, whether or not the employee actually performs services for BCBSUW or UWS. Employment, termination, and terms of employment of all Leased Officers shall be reserved to the full Boards of Directors of the Leased Officer's common law employer (BCBSUW, UWS or UWIC, as the case may be), provided, however, that while any such individual is leased to perform services as an officer under this Agreement, BCBSUW, UWS or UWIC, as the case may be, will be consulted prior to all determinations regarding the employment, or terms thereof, of such individuals; provided, however, that such input shall be of an advisory nature and will not be binding on the common law employer of such individuals. Officers leased to UWS shall remain employees of BCBSUW and UWIC, respectively, and Officers leased to BCBSUW shall remain employees of UWS and UWIC, respectively, and shall in no way be treated as or considered employees of the company to which such Officer is leased.

     2.   SERVICES AND OTHER RESOURCES

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          a.   SERVICES AND RESOURCES PROVIDED BY BCBSUW TO UWS. BCBSUW shall provide to UWS, to the extent requested by UWS and subject to Section 5.

               MODIFICATIONS TO LEASED EMPLOYEES AND BCBSUW/UWS SERVICES, the following services and resources (together "BCBSUW Services"). BCBSUW shall supply BCBSUW Services only if UWS has determined not to have its own employees or third parties furnish the BCBSUW Services, subject to
     Section 5.

               MODIFICATIONS TO LEASED EMPLOYEES AND BCBSUW/UWS SERVICES.

               i. OFFICE SPACE AND FACILITIES. Office space and facilities, including, but not limited to, furniture and equipment, as shall be necessary or appropriate for the conduct of UWS's operations.

               ii. BUILDING SERVICES. Building services, including, but not limited to, repair and maintenance of any property and facilities made available hereunder as shall be necessary to maintain such property and facilities in good working order, and such other building services as may be necessary or appropriate for the conduct of UWS's business.

               iii. OFFICE SERVICES. Such office services as shall be necessary or appropriate for the conduct of UWS's business.

               iv. CENTRAL SYSTEMS. Such central systems, including, but not limited to, telecommunications, centralized mailing, technology support and central data base maintenance, as shall be necessary or appropriate for the conduct of UWS's business.

          b. SERVICES AND RESOURCES PROVIDED BY UWS TO BCBSUW. UWS shall provide to BCBSUW, to the extent requested by BCBSUW and subject to
     Section 5.

               MODIFICATIONS TO LEASED EMPLOYEES AND BCBSUW/UWS SERVICES, the following services and resources (together "UWS Services"). UWS shall supply UWS Services only if BCBSUS has determined not to have its own employees or third parties furnish the UWS Services, subject to Section 5.

              MODIFICATIONS TO LEASED EMPLOYEES AND BCBSUW/UWS SERVICES.

               i. CORPORATE SUPPORT SERVICES. Such corporate support services, including, but not limited to, corporate compliance, legal, and government relations, as shall be necessary or appropriate for the conduct of BCBSUW's business.

               ii. EXECUTIVE SERVICES. Such executive services as shall be necessary or appropriate for the conduct of BCBSUW's business.

               iii. MARKETING AND COMMUNICATIONS. Such corporate marketing and communications services, including, but not limited to, public relations and

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          employee community events, as shall be necessary or appropriate for the conduct of BCBSUW's business.

               iv. HUMAN RESOURCES. Such human resource services, including, but not limited to, staffing, labor and employment relations, training and development, and administration of payroll and employee benefits, as shall be necessary or appropriate for the conduct of BCBSUW's business.

               v. FINANCIAL SERVICES. Such financial services, including, but not limited to, tax, treasury, cash management, administration of financial systems, corporate accounting, and strategic planning/consulting, as shall be necessary or appropriate for the conduct of BCBSUW's business.

               vi. ACTUARIAL AND UNDERWRITING SERVICES. Such actuarial and underwriting services as shall be necessary or appropriate for the conduct of BCBSUW's business.

          c. STAFFING. BCBSUW and UWS shall both maintain an adequate source of qualified employees to ensure the acceptable performance of BCBSUW and UWS Services.

     3.   COST ALLOCATION METHODS

          a.   LEASED OFFICERS.

               i. ALLOCATION OF OFFICER COSTS. To the extent that Officers are leased to BCBSUW or UWS, costs associated with the lease of such Officers shall be indirectly charged to BCBSUW or UWS, as the case may be, as provided in Section ii. INDIRECT ALLOCATIONS.
          Cost allocations for (i) those BCBSUW Services provided to UWS, as identified on Schedule 2 ("Schedule 2 Services"), and (ii) those UWS Services provided to BCBSUW, as identified on Schedule 3 ("Schedule 3 Services"), shall be determined annually for the next succeeding Fiscal Year ("Fiscal Year" shall mean January 1 through December 31) on the basis of utilization and cost studies performed by UWS. Through the use of Indirect Allocation Methods, as described in Schedule 4 attached hereto, utilization of the services identified on Schedules 2 and 3 shall be reduced to an allocation percentage for each company in the BCBSUW/UWS Group ("BCBSUW/UWS Group" includes BCBSUW, UWS and UWS subsidiaries). Each month (i) all costs associated with the utilization of
          Schedule 2 Services shall be multiplied by UWS's total allocation percentage to determine UWS's allocable share of costs for Schedule 2 Services, and (ii) all costs associated with the utilization of
          Schedule 3 Services shall be multiplied by BCBSUW's total allocation percentage to determine BCBSUW's allocable share of costs for Schedule 3 Services. For any specific Schedule 3 Service, BCBSUW's total allocation percentage shall be determined by adding the applicable allocation percentage from each of the service agreements included in Schedule 3.

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          Notwithstanding the preceding, (i) allocation percentages are subject to interim Fiscal Year adjustments to allocate more accurately costs based on actual utilization by each company in the BCBSUW/UWS
          Group, (ii) costs associated with Schedule 2 Services performed directly for UWS shall be allocable to UWS only and costs associated with Schedule 3 Services performed directly for BCBSUW shall be allocable to BCBSUW only, and (iii) subject to approval by the Vice President of Finance for the BCBSUW/UWS Group, the Indirect Allocation Method used to allocate costs to UWS for specific Schedule 2 Services and to BCBSUW for specific Schedule 3 Services shall be subject to agreement by the parties on an annual basis. Schedule 2, attached hereto, sets forth UWS's annual allocation percentages for costs and expenses associated with
          Schedule 2 Services.  Schedule 3, attached hereto, sets forth
          BCBSUW's annual allocation percentages for costs and expenses associated with Schedule 3 Services. Schedule 2 and Schedule 3 shall be amended annually.

          b. BCBSUW AND UWS SERVICES. To the extent that BCBSUW Services are rendered on behalf of or for the benefit of UWS, and to the extent that UWS Services are rendered on behalf of or for the benefit of BCBSUW, costs therefor shall be allocated to UWS and BCBSUW, respectively, as follows:

               i. DIRECT CHARGES. Costs associated with those BCBSUW and UWS Services identified on Schedule 1 shall be directly charged to UWS and BCBSUW, respectively, on a monthly basis.

              ii. INDIRECT ALLOCATIONS. Cost allocations for (i) those BCBSUW Services provided to UWS, as identified on Schedule 2 ("Schedule 2 Services"), and (ii) those UWS Services provided to BCBSUW, as identified on Schedule 3 ("Schedule 3 Services"), shall be determined annually for the next succeeding Fiscal Year ("Fiscal
          Year" shall mean January 1 through December 31) on the basis of utilization and cost studies performed by UWS. Through the use of Indirect Allocation Methods, as described in Schedule 4 attached hereto, utilization of the services identified on Schedules 2 and 3 shall be reduced to an allocation percentage for each company in the BCBSUW/UWS Group ("BCBSUW/UWS Group" includes BCBSUW, UWS and
          UWS subsidiaries). Each month (i) all costs associated with the utilization of Schedule 2 Services shall be multiplied by UWS's total allocation percentage to determine UWS's allocable share of costs for Schedule 2 Services, and (ii) all costs associated with the utilization of Schedule 3 Services shall be multiplied by BCBSUW's total allocation percentage to determine BCBSUW's allocable share of costs for Schedule 3 Services. For any specific
          Schedule 3 Service, BCBSUW's total allocation percentage shall be determined by adding the applicable allocation percentage from each of the service agreements included in Schedule 3. Notwithstanding the preceding, (i) allocation percentages are subject to interim Fiscal Year adjustments to allocate more accurately costs based on actual utilization by each company in the BCBSUW/UWS Group, (ii) costs associated

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          with Schedule 2 Services performed directly for UWS shall be allocable to UWS only and costs associated with Schedule 3 Services performed directly for BCBSUW shall be allocable to BCBSUW only, and (iii) subject to approval by the Vice President of Finance for the BCBSUW/UWS Group, the Indirect Allocation Method used to allocate costs to UWS for specific Schedule 2 Services and to BCBSUW for specific Schedule 3 Services shall be subject to agreement by the parties on an annual basis.(1) Schedule 2, attached hereto, sets forth UWS's annual allocation percentages for costs and expenses associated with Schedule 2 Services.
          Schedule 3, attached hereto, sets forth BCBSUW's annual allocation percentages for costs and expenses associated with Schedule 3 Services. Schedule 2 and Schedule 3 shall be amended annually.

               iii. CHARGEBACKS. Costs associated with those BCBSUW and UWS Services identified on Schedule 5 ("Chargeback Services") either shall be (i) indirectly allocated to UWS or BCBSUW, as the case may be, as discussed in Section ii. INDIRECT ALLOCATIONS. Cost allocations for (i) those BCBSUW Services provided to UWS, as identified on Schedule 2 ("Schedule 2 Services"), and (ii) those UWS Services provided to BCBSUW, as identified on Schedule 3 ("Schedule 3 Services"), shall be determined annually for the next succeeding Fiscal Year ("Fiscal Year" shall mean January 1 through December 31) on the basis of utilization and cost studies performed by UWS. Through the use of Indirect Allocation Methods, as described in Schedule 4 attached hereto, utilization of the services identified on Schedules 2 and 3 shall be reduced to an allocation percentage for each company in the BCBSUW/UWS Group ("BCBSUW/UWS Group" includes BCBSUW, UWS and UWS subsidiaries). Each month (i) all costs associated with the utilization of
          Schedule 2 Services shall be multiplied by UWS's total allocation percentage to determine UWS's allocable share of costs for Schedule 2 Services, and (ii) all costs associated with the utilization of
          Schedule 3 Services shall be multiplied by BCBSUW's total allocation percentage to determine BCBSUW's allocable share of costs for Schedule 3 Services. For any specific Schedule 3 Service, BCBSUW's total allocation percentage shall be determined by adding the applicable allocation percentage from each of the service agreements included in Schedule 3. Notwithstanding the preceding, (i) allocation percentages are subject to interim Fiscal Year adjustments to allocate more accurately costs based on actual utilization by each company in the BCBSUW/UWS Group, (ii) costs associated with Schedule 2 Services performed directly for UWS shall be allocable to UWS only and costs associated with Schedule 3 Services performed directly for BCBSUW shall be allocable to BCBSUW only, and (iii) subject to approval by the Vice President of Finance for the BCBSUW/UWS Group, the Indirect

------------------------
(1) Before granting approval of any negotiated change to the method of allocating costs for a particular service, the following factors should be considered: (i) compliance with FAS rules; (ii) other federal government contracting implications; and (iii) feasibility.

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          Allocation Method used to allocate costs to UWS for specific
          Schedule 2 Services and to BCBSUW for specific Schedule 3 Services shall be subject to agreement by the parties on an annual basis.
          Schedule 2, attached hereto, sets forth UWS's annual allocation percentages for costs and expenses associated with Schedule 2 Services. Schedule 3, attached hereto, sets forth BCBSUW's annual allocation percentages for costs and expenses associated with
          Schedule 3 Services. Schedule 2 and Schedule 3 shall be amended annually, if the cost is a general expense for providing the Chargeback Service to all users; or (ii) directly charged to a UWS or BCBSUW cost center, as the case may be, if the cost is an expense specific to a UWS or BCBSUW cost center. Thus, costs associated with Chargeback Services shall be either directly charged or indirectly allocated to UWS and BCBSUW on a monthly basis, depending on the nature of the cost.

               iv. CHARGES AND ALLOCATIONS TO BCBSUW REGIONS. Direct charges and indirect allocations to BCBSUW subsequently shall be charged/re-allocated to the regional operations of BCBSUW ("Regions") as follows:

                    (1) Direct charges to BCBSUW, which are attributable to a
               specific regional operation(s) of BCBSUW, shall be charged to the Region(s).

                    (2) Indirect cost allocations to BCBSUW for Schedule 3
               Services shall be re-allocated to the Regions as follows:

                        (a) Regional Expenses: Regional expense allocations shall be determined using only the BCBSUW (Total Less All Other LOB's) and the FEP services agreements included in
                    Schedule 3 (the "BCBSUW/FEP Service Agreements"). Schedule 6, attached hereto, identifies certain cost centers from the BCBSUW/FEP Service Agreements that shall be allocated to the Regions in the manner specified in Schedule 6. The remainder of the BCBSUW indirect allocations from the BCBSUW/FEP Service Agreements shall be re-allocated to the Regions pro rata based on earned fees.

                        (b) Unique Lines of Business ("LOB") Expenses: All service agreements included in Schedule 3, other than the BCBSUW/FEP Service Agreements, shall be referred to herein as "Unique LOB Service Agreements." The BCBSUW indirect allocations from certain Unique LOB Service Agreements shall be allocated to the Regions as provided in Schedule 7, attached hereto.

Notwithstanding Section (2) Indirect cost allocations to BCBSUW for Schedule 3 Services shall be re-allocated to the Regions as follows:, the methodology used to allocate BCBSUW

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indirect cost allocations to the Regions shall be subject to negotiation, on an annual basis, by the Finance Manager of BCBSUW and the directors of the BCBSUW Regions. Accordingly, Schedule 6 and 7 shall be amended, if necessary, on an annual basis.

          c. FEES IN ADDITION TO ALLOCATED COSTS. To the extent that UWS leases or utilizes the services of Officers from BCBSUW and/or UWIC, and to the extent that UWS utilizes BCBSUW Services, BCBSUW and/or UWIC may charge UWS a reasonable negotiated fee therefor, as set forth in
     Schedule 8. To the extent that BCBSUW leases or utilizes the services of Officers from UWS and/or UWIC, and to the extent that BCBSUW utilizes UWS Services, UWS and/or UWIC may charge BCBSUW a reasonable negotiated fee therefor, as set forth in Schedule 9.

     4.   SUBSTANTIATION OF AND REIMBURSEMENT FOR ALLOCATED COSTS

          a. SUBSTANTIATION OF ALLOCATED COSTS. All costs and expenses shall be allocated in a fair and reasonable manner. BCBSUW, UWS, and UWIC shall maintain reasonable and appropriate operating procedures to allocate costs and expenses so as to enable each party's independent certified public accounting firm to audit such costs and the allocation thereof. At the end of each month, BCBSUW, UWS, and UWIC shall provide or make available to each other appropriate documentation respecting the costs and expenses that are allocated, either directly or indirectly, to each other for that month in sufficient detail to permit the other party to identify the sources of such charges.

          b. REIMBURSEMENT FOR ALLOCATED COSTS. At the end of each month, not later than the 30th day of the following month, (i) UWS shall promptly reimburse BCBSUW and UWIC for all costs and expenses incurred by BCBSUW and UWIC in furnishing or obtaining the Officers and BCBSUW Services provided for under Sections I and II, which amount shall be based on the total of direct charges and indirect allocations to UWS for the preceding month, and (ii) BCBSUW shall promptly reimburse UWS and UWIC for all costs and expenses incurred by UWS and UWIC in furnishing or obtaining the Officers and UWS Services provided for under Sections I and II, which amount shall be based on the total of direct charges and indirect allocations to BCBSUW for the preceding month. Notwithstanding the preceding, the parties reserve the right to offset amounts due to each other under this Agreement.

     5.   MODIFICATIONS TO LEASED EMPLOYEES AND BCBSUW/UWS SERVICES

          a. MID-CONTRACT YEAR MODIFICATIONS. Each Contract Year, BCBSUW and UWS shall be required to utilize BCBSUW and UWS Services budgeted to each other for that Contract Year, unless otherwise negotiated by the parties. ("Contract Year" shall mean January 1 through December 31.)
     If, at any time during the Contract Year, BCBSUW and/or UWS require services or other resources in addition to those budgeted to each other, BCBSUW and/or UWS, as the case may be, may obtain such services or resources from a source outside of the BCBSUW/UWS Group only if such company's additional needs cannot be accommodated by each other.

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          b.   CONTRACT YEAR RENEWAL MODIFICATIONS.  BCBSUW shall provide UWS and/or UWIC and UWS shall provide BCBSUW and/or UWIC with at least three (3) months' written notice prior to the next Contract Year (unless the parties mutually agree upon a shorter period) of its intent to do any of the following:

               i. Increase or decrease the number or utilization of Officers or BCBSUW or UWS Services, as the case may be, with respect to the next Contract Year;

               ii. Obtain services or other resources, which are available from each other, from a party outside the BCBSUW/UWS Group with respect to the next Contract Year.

          c. PROVISION OF SERVICES BY BCBSUW/UWS GROUP. BCBSUW and UWS have the right to provide BCBSUW and UWS Services to each other either directly or indirectly, through any company in the BCBSUW/UWS Group. BCBSUW and UWS may provide services and other resources to each other indirectly through purchase from or contract with a source outside the BCBSUW/UWS Group ("Outside Services") only with the other party's consent. Costs for Outside Services shall be subject to a cost structure negotiated by the parties hereto.

     6.   EXECUTION OF ANCILLARY AGREEMENTS

          a. RIGHT TO REQUEST EXECUTION OF ANCILLARY AGREEMENTS. In the event of the Change of Control (as hereinafter defined in this Section) of any party hereto and while this Agreement remains in effect, BCBSUW, UWS, or UWIC may, for the sole purpose of documenting in more detail the terms and respective rights and obligations of the parties with respect to Officers and Services provided hereunder, request that any of the following types of ancillary agreements be executed by any parties hereto and effected thereby:

               i.   Officer Lease Agreement;

               ii.  Office and Equipment Lease;

               iii. Management Information Systems Agreement;

               iv.  Service Agreement(s); or

               v. Any other Agreement deemed necessary or expedient by the parties (together "Ancillary Agreements").

          The terms of any executed Ancillary Agreement shall (i) be subject to negotiation of the respective parties, and (ii) control in case of any conflict with Sections 1.

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         LEASE OF through 5. MODIFICATIONS TO LEASED EMPLOYEES AND CBSUW/UWS
     SERVICES of this Agreement. Executed Ancillary Agreements shall be attached to this Agreement as amendments hereto. "Change of Control" for purposes of this section shall mean an event whereby a person, group, or entity that is not affiliated with the BCBSUW/UWS Group purchases all or substantially all of the assets or acquires the ownership of 50% or more of the voting stock of a party hereto.

          b. EFFECT OF A REQUEST TO EXECUTE. If any party hereto requests the execution of an Ancillary Agreement ("Requesting Party"), the parties shall have sixty 60 days (unless the parties hereto mutually agree to a different period) to negotiate and execute the Ancillary Agreement, during which time the parties hereto shall remain obligated to perform in accordance with the terms of this Agreement. If after 60 days (unless a different period is mutually agreed upon by the parties hereto) the requested Ancillary Agreement has not been executed, the Requesting Party may terminate this Agreement in accordance with Section
     ii. This Agreement may be terminated pursuant to Section VI.B by the Requesting Party giving three (3) months advance written notice to the nonterminating parties of its intention to terminate.. The parties hereby agree that any negotiations subject to this Section ERROR! NOT A VALID BOOKMARK SELF-REFERENCE. shall be performed in good faith and every reasonable effort shall be made to effect the execution of a requested Ancillary Agreement.

     7.   ADDITIONAL COVENANTS

          a. AVAILABILITY OF RECORDS. BCBSUW, UWS, and UWIC shall make available to each other, for inspection, examination and copying, all of its books and records pertaining to the Officers and BCBSUW/UWS Services provided under this Agreement each Contract Year:

               i. At all reasonable times at the principal places of business of BCBSUW, UWS, and UWIC, or at such other place as the parties hereto may otherwise agree to and designate;

               ii. In a form maintained in accordance with generally accepted accounting principles and with any other general standards or laws applicable to such book or record;

               iii. For a term of at least five (5) years, from the end of each Contract Year, irrespective of the termination of this Agreement.

          b.   CONFIDENTIALITY.

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               i.   The parties acknowledge and agree that they may deliver
          to each other information about themselves and their business which is nonpublic, confidential or proprietary in nature. All such information, regardless of the manner in which it is delivered, is referred to as "Proprietary Information." However, Proprietary Information does not include information which 1. is or becomes generally available to the public other than as a result of a disclosure by the other party, 2. was available to the other party on a nonconfidential basis prior to its disclosure by the disclosing party, or 3. becomes available to the other party on a nonconfidential basis from a person other than by the disclosing party. Unless otherwise agreed to in writing by the disclosing party, the other party shall a. except as required by law, keep all Proprietary Information confidential and not disclose or reveal any Proprietary Information to any person other than those employed by the other party, or who is actively and directly participating in the performance under this Agreement on behalf of the other party ("Involved Persons"); b. cause each Involved Person to keep all Proprietary Information confidential and not disclose or reveal any Proprietary Information to any person other than another Involved Person; and c. not use the Proprietary Information, and ensure that each Involved Person does not use the Proprietary Information, for any purpose other than in connection with the performance under this Agreement.

               ii. Upon termination of this Agreement for any reason whatsoever, each party shall promptly surrender and deliver to each other party all records, materials, documents, data and any other Proprietary Information of the other parties and shall not retain any description containing or pertaining to any Proprietary Information of the other parties, unless otherwise consented to in writing by a duly authorized officer of BCBSUW, UWS, or UWIC, as the case may be.

          c. COVENANT NOT TO COMPETE. BCBSUW and UWS agree not to directly compete with the products or markets of each other during the term of this Agreement. BCBSUW and UWS further agree that for a period of two
     (2) years following the termination of this Agreement for any reason, the parties will not directly compete with each other in any market in which the other operates or does business at the termination of this Agreement.

          d. COOPERATION. The parties hereto will fully cooperate with each other and their respective counsel, if any, agents and accountants in connection with any action to be taken in the performance of their obligations under this Agreement. In the conduct of their affairs and the performance of this Agreement the parties hereto shall, unless otherwise agreed, maintain the working relationships of the parties on substantially the same terms as before the execution of this Agreement. Notwithstanding the preceding, the parties do not intend, nor should this Agreement be construed, to restrict any party's ability to contract with any other person or entity to provide services similar to or the same as those which are the subject of this Agreement.

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     8.   TERM AND TERMINATION

          a. TERM. This Agreement shall commence on the Effective Date and shall automatically renew annually therefrom until such time as otherwise terminated pursuant to Section

          b.   TERMINATION.

               i. This Agreement may be terminated by any party at any time by giving one (1) years advance written notice to the nonterminating parties of its intention to terminate.

               ii. This Agreement may be terminated pursuant to Section b. EFFECT OF A REQUEST TO EXECUTE. If any party hereto requests the execution of an Ancillary Agreement ("Requesting Party"), the parties shall have sixty 60 days (unless the parties hereto mutually agree to a different period) to negotiate and execute the Ancillary Agreement, during which time the parties hereto shall remain obligated to perform in accordance with the terms of this Agreement. If after 60 days (unless a different period is mutually agreed upon by the parties hereto) the requested Ancillary Agreement has not been executed, the Requesting Party may terminate this Agreement in accordance with Section ii.

                    This Agreement may be terminated pursuant to Section VI.B by the Requesting Party giving three (3) months advance written notice to the nonterminating parties of its intention to terminate. The parties hereby agree that any negotiations subject to this Section ERROR! NOT A VALID BOOKMARK SELF-REFERENCE. shall be performed in good faith and every reasonable effort shall be made to effect the execution of a requested Ancillary Agreement. by the Requesting Party giving three (3) months advance written notice to the nonterminating parties of its intention to terminate.

               iii. This Agreement shall terminate immediately at the election of and upon written notice from the non-defaulting party in the event of any of the following:

                    (1) A party hereto becomes incapable of fully performing its duties and obligations according to the terms of this Agreement for the following reason(s): insolvency, bankruptcy, or substantial cessation or interruption of its business operations for any reason whatsoever;

                    (2) A party hereto commits fraud or gross negligence in performing its obligations under this Agreement;

     HOWEVER, if the defaulting party provides the non-defaulting parties with prompt notice of the event of default, the defaulting party shall have 30 days to cure the defect, during which time the non-defaulting party may not exercise the termination right under this section iii. This Agreement shall terminate immediately at the election of and upon written notice from the non-defaulting party in the event of any of the following:.

               iv. Liabilities After Termination. The termination of this Agreement shall not limit the obligation or liabilities of any party hereto incurred but not discharged prior to termination.

     9.   INDEMNIFICATION

          a.   INDEMNIFICATION BY BCBSUW.

               i. Notwithstanding anything to the contrary in this Agreement, neither UWIC, UWS, nor any UWS subsidiaries, nor any person who is or was, at the time of any action or inaction affecting BCBSUW, a director, officer, employee or agent of UWIC, UWS or any UWS subsidiary (collectively "Indemnitees") shall be liable to BCBSUW for any action or inaction taken or omitted to be taken by such Indemnitee; PROVIDED, HOWEVER, that such Indemnitee acted (or failed to act) in good faith and such action or inaction does not constitute actual fraud, gross negligence or willful or wanton misconduct.

               ii. BCBSUW shall, to the fullest extent not prohibited by law, indemnify and hold harmless each Indemnitee against any liability, damage, cost, expense, loss, claim or judgment (including, without limitation, reasonable attorneys' fees and expenses) resulting to, imposed upon or incurred by such Indemnitee
          a. in connection with any action, suit, arbitration or proceeding to which such Indemnitee was or is a party or is threatened to be made a party by reason of the Officers and/or UWS Services provided to BCBSUW hereunder; PROVIDED, HOWEVER, that such Indemnitee acted (or failed to act) in good faith and such action or inaction does not constitute actual fraud, gross negligence or willful or wanton misconduct, or b. by reason of, arising out of or resulting from any breach or misrepresentation by BCBSUW under this Agreement.

          b.   INDEMNIFICATION BY UWS.

               i. Notwithstanding anything to the contrary in this Agreement, neither UWIC, BCBSUW, nor any person who is or was, at the time of any action or inaction affecting UWS, a director, officer, employee or agent of UWIC or BCBSUW (collectively "Indemnitees") shall be liable to UWS or any UWS subsidiary for any action or inaction taken or omitted to be taken by such

          Indemnitee; PROVIDED, HOWEVER, that such Indemnitee acted (or failed to act) in good faith and such action or inaction does not constitute actual fraud, gross negligence or willful or wanton misconduct.

               ii. UWS shall, to the fullest extent not prohibited by law, indemnify and hold harmless each Indemnitee against any liability, damage, cost, expense, loss, claim or judgment (including, without limitation, reasonable attorneys' fees and expenses) resulting to, imposed upon or incurred by such Indemnitee a. in connection with any action, suit, arbitration or proceeding to which such Indemnitee was or is a party or is threatened to be made a party by reason of the Officers and/or BCBSUW Services provided to UWS hereunder; PROVIDED, HOWEVER, that such Indemnitee acted (or failed to act) in good faith and such action or inaction does not constitute actual fraud, gross negligence or willful or wanton misconduct, or b. by reason of, arising out of or resulting from any breach or misrepresentation by UWS under this Agreement.

          c. INDEMNIFICATION BY UWIC. UWIC hereby agrees to indemnify and hold harmless BCBSUW and UWS, and their successors and assigns, from and against any liability, damage, cost, expense, loss, claim or judgment (including, without limitation, reasonable attorneys' fees and expenses) resulting to, imposed upon or incurred by BCBSUW and/or UWS by reason of, arising out of, or resulting from any breach or misrepresentation by UWIC under this Agreement.

     10.  MISCELLANEOUS

          a. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned or transferred by any of the parties hereto without the prior written consent of the other parties. A Change of Control shall be deemed an assignment requiring the consent of the other parties hereto.

          b. AMENDMENT. The parties recognize that it may be desirable to alter the terms of this Agreement in the future to take into account such events or conditions as may from time to time occur. Any amendments to this Agreement shall be in writing and shall be executed by all parties; however, Ancillary Agreements need only be executed by the parties affected thereby.

          c. WAIVER; REMEDIES. No failure or delay of a party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. In addition to any rights granted herein, the parties hereto shall have and may exercise any and all rights and remedies now or hereafter provided by law except as may be limited by Section d. RESOLUTION OF DISPUTES. of this Agreement.

          d.   RESOLUTION OF DISPUTES.

               i.   INFORMAL RESOLUTION.

                    (1) Coordinating Committee: Any conflicts or disputes regarding occupancy, utilization or delivery of BCBSUW or UWS Services, or scheduling, performance and utilization of Officers necessary for the conduct of BCBSUW's or UWS's business shall be submitted to a coordinating committee for resolution. The coordinating committee shall consist of three
               (3) persons, each of whom shall 1. represent the respective interest of a party hereto, and 2. be mutually agreed upon by the parties hereto. If the coordinating committee is unable to unanimously resolve the dispute, then the parties hereto may resort to the dispute resolution process provided for in
               Section ii. FORMAL RESOLUTION.

                    (2) Audit Committee: Any conflicts or disputes regarding allocation methods, allocated costs, offsets, fees or any matter related thereto shall be submitted to an audit committee for resolution. The audit committee shall consist of three (3) persons, each of whom shall 1. represent the respective interest of a party hereto, and 2. be mutually agreed upon by the parties hereto. If the audit committee is unable to unanimously resolve the dispute, then the parties hereto may resort to the dispute resolution process provided for in Section ii. FORMAL RESOLUTION.

              ii.  FORMAL RESOLUTION.

                   (1) Any dispute, controversy or claim between or among the parties hereto that arises out of or relates to this Agreement or any Ancillary Agreement entered into pursuant hereto, and which otherwise has been unresolved by a coordinating committee pursuant to Section (1) Coordinating
               Committee: Any conflicts or disputes regarding occupancy, utilization or delivery of BCBSUW or UWS Services, or scheduling, performance and utilization of Officers necessary for the conduct of BCBSUW's or UWS's business shall be submitted to a coordinating committee for resolution. The coordinating committee shall consist of three (3) persons, each of whom shall 1. represent the respective interest of a party hereto, and 2. be mutually agreed upon by the parties hereto. If the coordinating committee is unable to unanimously resolve the dispute, then the parties hereto may resort to the dispute resolution process provided for in
               Section ii. FORMAL RESOLUTION.. or an audit committee pursuant to Section (2) Audit Committee: Any conflicts or disputes regarding allocation methods, allocated costs, offsets, fees or any matter related thereto shall be submitted to an audit committee for resolution. The audit committee shall consist of three (3) persons, each of whom shall 1. represent the respective interest of a party hereto, and 2. be mutually agreed upon by the parties hereto. If the audit committee is unable to unanimously resolve the dispute, then the parties hereto may resort to the dispute resolution process provided for in Section ii. FORMAL RESOLUTION.. shall be settled by arbitration. In order to initiate an arbitration, BCBSUW, UWS, or UWIC (as the case may be) shall deliver a written notice of demand for arbitration to the other affected party(ies). Within thirty (30) days of the giving of such written notice, each party involved shall appoint an individual as arbitrator (the "Party Arbitrators"). Within thirty (30) days of their appointment, the Party Arbitrators shall collectively select one (or two if necessary to constitute an odd total number of arbitrators) additional arbitrator (together the "Panel Arbitrators") and shall give the parties involved notice of such choice.

                    (2) The arbitration hearings shall be held in Milwaukee, Wisconsin. Each party shall submit its case to the Panel Arbitrators within sixty (60) days of the selection of the Panel Arbitrators or within such longer period as may be agreed by the Panel Arbitrators. The decision rendered by a majority of the Panel Arbitrators shall be final and binding on the parties involved. Such decision shall be a condition precedent to any right of legal action arising out of the arbitrated dispute. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

                    (3) Each involved party shall a. pay the fees and expenses of its own Party Arbitrator, and pay its own legal, accounting, and other professional fees and expenses, b. jointly share in the payment of the fees and expenses of the other one (or two) arbitrator(s) selected by the Party Arbitrators, and c. jointly share in the payment of the other expenses jointly incurred by the involved parties directly related to the arbitration proceeding.

                    (4) Except as provided above, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

          e. NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, or if mailed (by registered or certified mail, postage prepaid, return receipt requested), or if transmitted by facsimile or e-mail, as follows:

               i.   If to BCBSUW:

                    Ms. Essie Whitelaw
                    Blue Cross & Blue Shield United of Wisconsin
                    1515 North RiverCenter Drive

                    Milwaukee, Wisconsin  53212

                    Facsimile Telephone Number:  (414) 226-6700

               With copies to:

                    Ms. Penny Siewert
                    Blue Cross & Blue Shield United of Wisconsin
                    N17W24340 Riverwood Drive
                    Waukesha, Wisconsin  53188

                    Facsimile Telephone Number:  (414) 523-4920

               ii.  If to UWS:

                    Mr. C. Edward Mordy
                    United Wisconsin Services, Inc.
                    401 West Michigan Street
                    P.O. Box 2025
                    Milwaukee, Wisconsin  53201-2025

                    Facsimile Telephone Number:  (414) 226-6229

               iii. If to UWIC:

                    Mr. Mark Granoff
                    United Wisconsin Insurance Company
                    401 West Michigan Street
                    P.O. Box 2025
                    Milwaukee, Wisconsin  53201-2025

                    Facsimile Telephone Number;  (414) 226-6229

     Any notice or other communication given as provided in this Section e.

     NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, or if mailed (by registered or certified mail, postage prepaid, return receipt requested), or if transmitted by facsimile or e-mail, as follows:, shall be deemed given upon the first business day after actual delivery to the party to whom such notice or other communication is sent (as evidenced by the return receipt or shipping invoice signed by a representative of such party or by the facsimile confirmation or e-mail return receipt). Any party from time to time may change its address for purpose of notices to that party by giving a similar notice specifying a new address.

          f. RELATIONSHIP OF THE PARTIES. Negotiations relating to this Agreement have occurred and shall continue to be carried out on an arm's length basis. Further, the officers, services and other resources contemplated by this Agreement shall be provided to BCBSUW and UWS on an independent contractor basis. Nothing in this Agreement shall be construed to create an employer-employee relationship between (i) Officers leased by BCBSUW hereunder and UWS and/or UWIC, or (ii) Officers leased by UWS hereunder and BCBSUW and/or UWIC.

          g. ENTIRE AGREEMENT. This Agreement, including the schedules and exhibits referred to herein constitute the entire understanding and agreement of the parties hereto and supersede all prior agreements and understandings, written or oral, between the parties with respect to the transactions contemplated herein. Provided, however, the foregoing shall not operate or be construed to prohibit proof of prior understandings and agreements between or among the parties to the extent necessary to properly construe or interpret this Agreement. Notwithstanding the preceding, the parties acknowledge that there are, and/or may be in the future, any number of independent third party contracts between various companies in the BCBSUW/UWS Group for various services and/or business arrangements, and any such contracts, whether written or oral, shall survive the execution of this Agreement and any renewal hereof.

          h. HEADINGS. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.

          i. NO THIRD PARTY BENEFICIARIES. This Agreement is only for the benefit of the parties hereto and does not confer any right, benefit, or privilege upon any person or entity not a party to this Agreement.

          j. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin (without giving effect to principles of conflicts of laws) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

          k. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, 1. such provision will be fully severable, 2. this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, 3. the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and 4. in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as part of this Agreement, a legal, valid, and enforceable provision as similar terms to such illegal, invalid, or unenforceable provision as may be possible.

          l. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

BLUE CROSS BLUE SHIELD UNITED OF WISCONSIN


By:
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Title:
      ------------------------------------

By:
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Title:
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UNITED WISCONSIN SERVICES, INC.

By:
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Title:
      ------------------------------------


UNITED WISCONSIN INSURANCE COMPANY

By:
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Title:
      ------------------------------------